Exhibit 10.29

ROYAL BANK OF CANADA

Agency Services Group
4th Floor, 20 King Street West
Toronto, Ontario M5H 1C4

Canada

December 9, 2016

Sanchez Energy Corporation

1000 Main Street

Suite 3000

Houston, TX 77002

Re:	Fall 2016 Borrowing Base Redetermination

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 30, 2014 among Sanchez Energy Corporation, as borrower, Royal Bank of Canada, as administrative agent, and others, as amended from time to time (the “Agreement”; capitalized terms used and not defined in this letter have the meanings specified in the Agreement).

In connection with the Fall 2016 redetermination of the Borrowing Base, this will confirm that the Administrative Agent and Required Lenders have agreed to maintain the $350,000,000 Borrowing Base in effect prior to the current redetermination; provided,  however, the Borrowing Base will be automatically reduced to $300,000,000 (a) if the Administrative Agent shall so notify the Borrower on February 1, 2017 or (b) without further action by, or notice to, any Lender or Loan Party if the Borrower takes any action to increase the existing $300,000,000 Aggregate Elected Commitment Amount prior to the Spring 2017 Borrowing Base redetermination becoming effective.

Please indicate your acceptance of the terms of this letter by signing in the space provided below.

Very truly yours,

ROYAL BANK OF CANADA,

as Administrative Agent

By: /s/ Susan Khokher

Name: Susan Khokher

Title: Manager, Agency

AGREED AND ACCEPTED:

SANCHEZ ENERGY CORPORATION,

on behalf of itself and each other Loan Party

By:/s/ Antonio R. Sanchez, III

Name: Antonio R. Sanchez, III

Title: Chief Executive Officer